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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 333-13281 and 333-26417) on Form S-8 of Cox Radio, Inc. of our report dated February 8, 1999 (March 1, 1999 as to Note 16), appearing in this Annual Report on Form 10-K of Cox Radio, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 23, 1999